FLUX POWER ANNOUNCES EXECUTIVE OFFICER CHANGES

~Chris Anthony Resigns as CEO and President; Remains on Board of Directors~

~Current CFO, Ron Dutt Appointed Interim CEO~

ESCONDIDO, CA (June 28, 2013) — Flux Power® Holdings, Inc. (OTCQB: FLUX), a reporting company and an innovator in durable, scalable, and affordable advanced energy storage systems announced today that Chris Anthony has tendered his resignation as Chief Executive Officer and President, effective immediately, in order to return full time to his position as CEO of Epic Boats, LLC, a company he founded in 2005. Mr. Anthony, a founder of Flux Power, will remain on the Company’s Board of Directors as an outside director and continue to provide on-going advisory services in this capacity. Flux Power’s CFO, Ron Dutt, has been named interim Chief Executive Officer. Upon the closing of the proposed acquisition of KleenSpeed, its current CEO, Timothy Collins, will join the Board of Flux Power and assume Mr. Anthony’s role of Executive Chairman.

“Chris founded Flux Power four years ago and has been instrumental in developing and guiding the technology and product development in advanced energy storage systems from concept through application, including the recent introduction of our lithium 24V LiFT™ Pack product line for the material handling industry,” said Ron Dutt, Interim CEO and CFO of Flux Power. “Chris’ continued involvement at Flux Power, including his vision, technology insight, and product marketing will be welcomed as we move into the next stage of production and growth. We truly appreciate all of his contributions and support his decision to focus his attention full time on Epic Boats at this time.”

"Flux Power is now well positioned with the right technologies to meet the ever increasing demands for cost efficient energy storage. The Company’s future growth will be well guided by the Board of Directors and Ron. I look forward to being a part of this next, exciting stage and will continue to lend my full support as an active member of the Board,” said Chris Anthony.

Ron Dutt joined Flux Power in December 2012 as Chief Financial Officer, with responsibility for financial operations, reporting and accounting. Mr. Dutt brings more than 25 years of experience in strategic and financial management to Flux Power, with a track record for building companies for growth and leading companies through transitions, including companies such as DHL, Ford Motor Company, Visa, Directed Electronics and SOLA International. Mr. Dutt has successfully led the financial performance of public and private companies from early stage to revenues exceeding $1 billion. Mr. Dutt is an active board member of Rising International and a board advisor for Tyga-Box Systems. He earned an MBA from the University of Washington and an AB degree in chemistry from the University of North Carolina.

About Flux Power

Flux Power designs, develops, and sells cost efficient advanced energy storage systems. Incorporated in October 2009, Flux Power began shipping prototype products in the second quarter of 2010 while continuing to develop its intellectual property portfolio. Currently, Flux Power’s product offerings include batteries in various sizes and forms, packaged modules, fully advanced energy storage systems and various system accessories. These accessories include: stand-alone battery management, stackable chargers, programming software and display systems. Flux Power sells modular advanced energy storage products through distributors and directly to original equipment manufacturers. These customers benefit from Flux Power’s advanced systems technologies, which greatly extend cycle life and improve system performance.

For more information visit www.FLUXpwr.com or email info@FLUXpwr.com.

Forward-Looking Statements

This release contains certain "forward-looking statements" relating to the business of the Company. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Further the forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Such forward-looking statements include, among other things, the development of new business opportunities, the inherent uncertainties associated with new products, and projected costs, revenue, profits and results of operations. Actual results could differ from those projected in any forward-looking statements due to numerous factors. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission and available on its website (www.sec.gov).

Flux, Flux Power and associated logos are trademarks of Flux Power Holdings, Inc.

For more information contact:

marketrelations@FLUXpwr.com

1.877.505.3589 ext.123